                                                                   EXHIBIT 10.22


                              AMPHION VENTURES L.P.

                             FORM OF PROMISSORY NOTE


$_____________________                                  _________________, 1998


         AMPHION VENTURES L.P., a New York limited partnership having its principal place of business in New York, New York ("Amphion Ventures"), for value received, hereby promises to pay to the order of AXCESS Inc., its legal successors and permitted assigns (the "Holder"), on ________________________ (the "Final Maturity Date"), the unpaid principal amount of _______________________________________ UNITED STATES DOLLARS (U.S.
$__________________), together with interest thereon from the date hereof, at the rate of ten percent (10.00%) per annum, calculated on the basis of the number of days elapsed over a 360- day year of twelve 30-day months (the "Interest Rate"). Interest shall be payable quarterly in arrears, in cash, on each January 1, April 1, July 1 and October 1 during the term of this Note, commencing __________, 1998. Each payment received by the Holder hereunder shall be applied first to the interest accrued on and then to the unpaid principal amount of this Note.

         Payment of principal and interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. All such payments shall be paid by wire transfer of federal funds in accordance with the written instructions of the Holder or, in the absence of current written instructions, by check mailed to the Holder at the address last given to Amphion Ventures by the Holder in writing for such purpose.

         This Note may be prepaid in whole or in part at any time at the option of Amphion Ventures, without premium or penalty, upon not less than two business days' prior written notice to the Holder.

         Except as otherwise expressly provided herein, the Amphion Ventures hereby waives presentment for payment, demand for payment, notice of nonpayment, protest and notice of protest.

         This Note shall be binding upon Amphion Ventures and its successors and assigns and shall inure to the benefit of the Holder, its legal successors and its permitted assigns.

         If Amphion Ventures fails to pay any amount of principal or interest when due, and such due but unpaid amount remains unpaid for five business days after the Holder makes written demand therefor, the entire unpaid principal of and accrued interest on this Note shall forthwith

AXCESS Inc.
March 27, 1998
Page 2


become absolutely due and payable without any further notice, demand, protest or presentment whatsoever, all of which are hereby expressly waived.

         This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to its rules as to conflicts of law. Any judicial proceeding brought against Amphion Ventures to enforce, or otherwise in connection with, this Note shall be brought in any court of competent jurisdiction in the City of New York, and, by acceptance of this Note, the Holder (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Note and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.

         IN WITNESS WHEREOF, Amphion Ventures has caused this Note to be signed by its duly authorized officer and has caused its corporate seal to be affixed and attested by its general partner, as of the date first set forth above.


[Corporate Seal]   Attested:       AMPHION PARTNERS L.L.C.

                                   By: Amphion Partners L.L.C., General Partner


                                   By:
                                      -------------------------------------
                                      Richard C.E. Morgan, a Managing Member



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